SECOND AMENDMENT TO
                    AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of this 1st day of July, 1996, by and between ELDORITO LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust ("Purchaser"), and CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated June 12, 1996 (the "Original Agreement"), as amended by that certain First Amendment to Agreement of Sale by and between Seller and Purchaser, dated June 24, 1996 (the "First Amendment," together with the Original Agreement, the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement, dated June 12, 1996 (the "Escrow Agreement"), pursuant to which Purchaser has deposited funds in escrow to be held by Escrow Agent in accordance with the terms of the Escrow Agreement.

     C. Seller and Purchaser desire to amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

     "1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Twenty-Nine Million Three Hundred Fifty Thousand And No/100 Dollars ($29,350,000.00) (the "Purchase Price"), that certain property commonly known as El Dorado Hills, San Diego, California, a 448 unit apartment complex legally described on Exhibit A attached hereto, together with all improvements thereon and appurtenances thereto belonging (the "Property"). Included in the Purchase Price is all of the personal property set forth on Exhibit B attached hereto (the "Personal Property")."

3. The dollar amount reflected in Paragraph 2.3 of the Agreement shall be, and hereby is, reduced from $29,600,000.00 to $29,350,000.00.
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4.   The first grammatical sentence of Paragraph 8.1 of the Agreement is deleted in its entirety and replaced with the following:

     "The closing of this transaction (the "Closing") shall be on August 8, 1996 (the "Closing Date"), at the office of Title Insurer, San Diego, California, at which time Seller shall deliver possession of the Property to Purchaser; provided, however, that if Purchaser has submitted to Lender a final and executed application to assume the Loan, together with all required financial statements and the $3000.00 processing fee, with a copy of the transmittal letter to Seller, on or before July 9, 1996, the Closing Date shall be August 30, 1996."

5. Paragraph 18.3 of the Agreement is deleted in its entirety and replaced with the following:

     "    18.3.     In the event any of the Conditions Precedent are not
satisfied on or before five (5) business days prior to the Closing Date, then this Agreement shall be terminated, and the Earnest Money shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Seller nor Purchaser shall have any right, obligation or liability under this Agreement, except for the indemnities set forth in Paragraphs 7 and 15 of this Agreement."

6. On or before the Closing Date, Purchaser and Seller hereby agree to execute the City of San Diego Transfer of Responsibility to Retrofit Certificate, whereby pursuant to San Diego Municipal Code Section 93.0208 (the "Water Code"), Purchaser accepts the responsibility of retrofitting the Property as required under the Water Code upon any transfer of the Property.
As compensation for Purchaser accepting this additional responsibility, the Purchase Price shall be further reduced by an amount equal to the cost, as mutually agreed upon by Seller and Purchaser in their reasonable discretion, to install the plumbing fixtures required under the Water Code, less the rebate to be received from the City of San Diego for each ultra-low-flushing-toilet to be installed by Purchaser pursuant to the Water Code. If, despite good faith efforts, Purchaser and Seller are unable to mutually agree upon the reduction to the Purchase Price to be received by Purchaser at Closing, a third-party experienced in the installation of plumbing fixtures shall be employed (with Purchaser and Seller sharing such expense) to determine the appropriate reduction to the Purchase Price.

7. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

8. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust

                         By:  /s/ Anthony R. Arnest
                              -------------------------------------
                         Name:    Anthony R. Arnest
                              -------------------------------------
                         Its:     Vice President
                              -------------------------------------


                         SELLER:

                         ELDORITO LIMITED PARTNERSHIP, an Illinois limited partnership

                         By:  Balcor Current Income Partners-85,
                              an Illinois corporation, its general partner

                              By:  /s/ Phillip Schechter
                                   --------------------------------
                              Name:    Phillip Schechter
                                   --------------------------------
                              Its:     Authorized Agent
                                   --------------------------------


                         ESCROW AGENT:

                         CHICAGO TITLE INSURANCE COMPANY

                         By:
                         Name:
                         Its:
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